Exhibit 10.2

ROLLOVER AGREEMENT

This Rollover Agreement (this “Agreement”) is made and entered into as of April 11, 2013, by and among LeCaron Enterprises Corp., a Delaware corporation ("Family Corp."), and the shareholders (“Family Shareholders”) of MOD-PAC CORP., a New York corporation (“Mod-Pac”), listed on Annex A attached hereto.

WHEREAS, concurrently with the execution and delivery of this Agreement, Rosalia Capital LLC, a Delaware limited liability company and wholly-owned subsidiary of Family Corp. (“Parent”), Mandan Acquisition Corp., a New York corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Mod-Pac are entering into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into Mod-Pac, with Mod-Pac surviving as a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, each Family Shareholder is the beneficial owner of, and has the right to vote and dispose of, (i) that number of shares of Common Stock, par value $0.01 per share, of Mod-Pac (“Mod-Pac Common Stock”) set forth opposite such Family Shareholder’s name on Annex B hereto (such shares, together with any shares of Mod-Pac Common Stock that such Family Shareholder may acquire after the date hereof and prior to the Effective Time (as defined in the Merger Agreement), the “Owned Mod-Pac Common Shares”), and (ii) that number of shares of Class B Stock, par value $0.01 per share, of Mod-Pac (“Mod-Pac Class B Stock”), set forth opposite such Family Shareholder’s name on Annex B hereto (such shares, together with any shares of Mod-Pac Class B Stock that such Family Shareholder may acquire after the date hereof and prior to the Effective Time, the “Owned Mod-Pac Class B Shares”); and

WHEREAS, each Family Shareholder and Family Corp. desire that, subject to the conditions set forth herein, immediately prior to the Effective Time, such Family Shareholder shall convert all of its Owned Mod-Pac Class B Shares into shares of Mod-Pac Common Stock on a one-for-one-basis and then contribute all of its Owned Mod-Pac Common Shares (including all of the shares of Mod-Pac Common Stock into which its Owned Mod-Pac Class B Shares shall have so converted) to the capital of Family Corp. in exchange for newly issued shares of Class A Common Stock, par value $0.01 per share, of Family Corp. ("Class A Common Stock") and newly issued shares of Class B Common Stock, par value $0.01 per share, of Family Corp. ("Class B Common Stock").

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

1.           Rollover Transactions. Upon the terms and conditions set forth herein, at the Rollover Closing, (i) each Family Shareholder shall convert all of its Owned Mod-Pac Class B Shares into shares of Mod-Pac Common Stock on a one-for-one basis in accordance with Mod-Pac's certificate of incorporation, and then contribute, assign, transfer, convey and deliver all of such Family Shareholder’s Owned Mod-Pac Common Shares (including all of the shares of Mod-Pac Common Stock into which such Family Shareholder's Owned Mod-Pac Class B Shares shall have so converted) (the "Rollover Shares") to Family Corp., and in exchange for such Rollover Shares, Family Corp. shall issue and deliver to such Family Shareholder (x) that number of shares of Class A Common Stock (the "Family Corp. Class A Shares") equal to the number of such Family Shareholder's Owned Mod-Pac Common Shares (determined immediately before giving effect to the share conversion referred to above) and (y) that number of shares of Class B Common Stock (the "Family Corp. Class B Shares") equal to the number of such Family Shareholder's Owned Mod-Pac Class B Shares (determined immediately before giving effect to the share conversion referred to above); and (ii) any and all outstanding shares of Common Stock of Family Corp., if any, previously issued shall cease to be outstanding and shall automatically be cancelled and shall cease to exist.  The transactions referred to in the prior sentence are referred to herein collectively as the "Rollover Transactions".

2.           Closing.

(a)           The closing of the Rollover Transactions pursuant to Section 1 (the “Rollover Closing”) will take place, subject to Section 4, take place, immediately prior to the Effective Time, at the offices of Hodgson Russ LLP at the Guaranty Building, 140 Pearl Street, Suite 100, Buffalo, New York 14202 or otherwise, if agreed by all of the parties hereto.

(b)           At the Rollover Closing, (i) each Family Shareholder will deliver (x) in the case of such Family Shareholder's Rollover Shares held in "street name" (if any), ownership of such Rollover Shares to a brokerage account established in the name of Family Corp. in accordance with customary practices for the transfer of shares held in such manner, and (y) in the case of the remainder of such Family Shareholder's Rollover Shares, to Family Corp. the original stock certificates issued by Mod-Pac representing all of such remaining Rollover Shares, duly endorsed by such Family Shareholder in blank (or accompanied by stock powers duly executed by such Family Shareholder in blank form), against (ii) delivery by Family Corp. to such Family Shareholder of original stock certificates issued by Family Corp. representing all of the Family Corp. Class A Shares and Family Corp. Class B Shares (collectively, "Family Corp. Shares") to be issued to such Family Shareholder pursuant to Section 1.

3.           Representations and Warranties of the Family Shareholders.  Each Family Shareholder, severally as to itself, represents and warrants to Family Corp. as follows:

(a)           Binding Agreement. Such Family Shareholder has the legal capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and (i) in the case of each Family Shareholder which is an individual, the execution, delivery and performance of this Agreement by such Family Shareholder and the consummation by such Family Shareholder of the transactions contemplated hereby do not require any consent from such Family Shareholder’s spouse or any other person that has not already been obtained, (ii) if such Family Shareholder is the Daniel G. Keane Descendants Trust, Leslie R. Keane is such Family Shareholder's trustee and investment manager and has the requisite authority, on behalf of such Family Shareholder, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and (iii) if such Family Shareholder is entering into this Agreement in its capacity as a trustee or custodian, such Family Shareholder has the requisite authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby in such capacity.  Such Family Shareholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Family Shareholder, enforceable against such Family Shareholder in accordance with its terms.

(b)           No Conflict. Neither the execution, delivery and performance by such Family Shareholder of this Agreement, nor the consummation by such Family Shareholder of the transactions contemplated hereby, will (i) if such Family Shareholder is not an individual, violate any provision of its organizational documents, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding to which such Family Shareholder is a party (including, if such Family Shareholder is entering into this Agreement in its capacity as a trustee or custodian, any trust agreement or custodial agreement governing such Family Shareholder's conduct in such capacity), (iii) result in the creation of a security interest, lien, charge, encumbrance, or other similar claim on such Family Shareholder’s Rollover Shares, or (iv) violate or conflict with any Law, writ, injunction or decree applicable to such Family Shareholder or such Family Shareholder’s Rollover Shares.

(c)           Ownership of Rollover Shares. Such Family Shareholder is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement) of the Rollover Shares set forth opposite such Family Shareholder's name in Annex B hereto, free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Rollover Shares), except as may exist by reason of this Agreement, the Voting Agreement, federal securities laws and Mod-PAC trading policies.  Except as provided for in this Agreement or the Voting Agreement, there are no outstanding options or other rights to acquire from such Family Shareholder, or obligations of such Family Shareholder to sell or to dispose of, any of such Family Shareholder's Rollover Shares.

(d)           Investor’s Experience.  Such Family Shareholder’s financial situation is such that such Family Shareholder can afford to bear the economic risk of holding the Family Corp. Shares to be received by such Family Shareholder pursuant to this Agreement, and such Family Shareholder can afford (or, if such Family Shareholder is entering into this Agreement in its capacity as a trustee or custodian, the applicable trust or beneficiary can afford) to suffer complete loss of its investment in such Family Corp. Shares.

(e)           Investment Intent.  Such Family Shareholder is acquiring Family Corp. Shares solely for the Family Shareholder’s own account for investment (or, if such Family Shareholder is entering into this Agreement in its capacity as a trustee or custodian, solely for the applicable trust or beneficiary's account for investment) and not with a view to or for sale in connection with any distribution thereof in violation of applicable Laws.  Such Family Shareholder agrees that such Family Shareholder will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Family Corp. Shares received by such Family Shareholder pursuant to this Agreement (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of such Family Corp. Shares), except in compliance with (i) the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) applicable state and non-U.S. securities or “blue sky” laws and (iii) the provisions of this Agreement and any other agreements to which such Family Shareholder is a party with Family Corp. and/or the other Family Shareholders.

4.           Conditions Precedent.  The obligation of each party hereto to consummate the Rollover Transactions is subject to the conditions set forth in Sections 6.01 and 6.02 of the Merger Agreement being satisfied or waived by Parent (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the prior or substantially concurrent satisfaction of such conditions) or such party hereto waiving, solely for purposes of this Agreement, such conditions set forth in Section 6.01 and 6.02 of the Merger Agreement being so satisfied or waived.

5.           Further Assurances.  Each party to this Agreement shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

6.           Termination.  This Agreement shall terminate upon the first to occur of (a) the termination of the Merger Agreement in accordance with its terms, and (b) a written agreement between the Company and a Family Shareholder to terminate this Agreement, provided that any such termination shall be effective only with respect to such Family Shareholder.  The termination of this Agreement in accordance with this Section shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

7.           Survival.  The representations, warranties and agreements of the parties contained in this Agreement shall not survive any termination of this Agreement, provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement committed prior to such termination.

8.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties at the following addresses or at such addresses as shall be specified by the parties by like notice:

If to Family Corp.:

LeCaron Enterprises Corp.
P. O. Box 754
Buffalo, New York 14207-0754
Attention:  Daniel G. Keane

with a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telecopier:  (212) 935-9935
Attention:  Peter J. Halasz

If to any Family Shareholder, to the address for such Family Shareholder set forth on Annex A hereto, with a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telecopier:  (212) 935-9935
Attention:  Peter J. Halasz

9.           Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

10.           Amendment.  This Agreement may not be modified, amended, altered or supplemented except by written agreement among all of the parties hereto.

11.           Binding Effect; Benefits. This Agreement will be binding upon the parties hereto and their respective successors, permitted assigns, heirs, executors and administrators.  Nothing in this Agreement, express or implied, is intended or will be construed to give any person other than the parties to this Agreement and their respective successors, permitted assigns, heirs, executors and administrators any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

12.           Successors and Assigns.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by any Family Shareholder without the prior written consent of Family Corp.; provided that, without the prior written consent of the Family Corp., a Family Shareholder may assign its rights hereunder in connection with any Permitted Transfer (as defined in the Voting Agreement) under the terms of the Voting Agreement (a “Permitted Assignee”), provided that any Permitted Assignee shall, as a condition to any such assignment, execute a joinder agreement, in form and substance reasonably satisfactory to the Family Corp., whereby the Permitted Assignee agrees to be bound by the provisions of this Agreement applicable to the Family Shareholders.

13.           Counterparts.  This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

14.           Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court thereof and the United States District Court for the Western District of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (ii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  To the extent permitted by law, each party hereby irrevocably agrees that any suit, action or other proceeding brought by it against any other party hereto shall be brought, heard and determined solely in such courts.  Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 8 of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

15.             Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION.

16.           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

17.           Interpretation.  The subject headings of the Sections and subsections of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions of this Agreement.  References in this Agreement to Sections and Annexes are to the Sections and Annexes to this Agreement, unless the context requires otherwise.  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; and (iv) the word “or” shall be disjunctive but not exclusive unless the context clearly prohibits that construction.

18.           Effectiveness. The obligations of the parties under this Agreement shall not be effective or binding upon the parties until such time as this Agreement is executed and delivered by all of the parties specified herein as parties hereto.

19.           Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed them in the Merger Agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Rollover Agreement as of the date first above written.

LECARON ENTERPRISES CORP.

By:	/s/ Daniel G. Keane
Daniel G. Keane
President and Chief Executive Officer

/s/ Daniel G. Keane
Daniel G. Keane

/s/ Kevin T. Keane
Kevin T. Keane

/s/ Elizabeth R. Keane
Elizabeth R. Keane

/s/ Leslie R. Keane
Leslie R. Keane

/s/ Daniel G. Keane
Daniel G. Keane, as Custodian for the account for Stephanie R. Keane under the Uniform Gifts to Minors Act

/s/ Daniel G. Keane
Daniel G. Keane, as Custodian for the account for Victoria M. Keane under the Uniform Gifts to Minors Act

IN WITNESS WHEREOF, the parties hereto have executed this Rollover Agreement as of the date first above written.

Daniel G. Keane Descendants Trust

By:	/s/ Leslie R. Keane
Leslie R. Keane
Trustee and Investment Manager

/s/ Elizabeth R. Keane
Elizabeth R. Keane, as Co-Trustee under the Irrevocable Lifetime Trust Agreement dated as of October 15, 1997

/s/ Kevin R. Keane
Kevin R. Keane, as Co-Trustee under the Irrevocable Lifetime Trust Agreement dated as of October 15, 1997

Annex A

For each Family Shareholder:

c/o LeCaron Enterprises Corp.
P. O. Box 754
Buffalo, New York 14207-0754

Annex B

Family Shareholder	Mod-Pac Common Stock	Mod-Pac Class B Stock

Daniel G. Keane	31,921 shares	201,237 shares

Kevin T. Keane	5,000 shares	63,236 shares

Elizabeth R. Keane	1,939 shares	2,101 shares

Leslie R. Keane	16,997 shares	14,995 shares

Daniel G. Keane, as custodian for the account for Stephanie R. Keane under the Uniform Gifts to Minors Act	12,500 shares	-

Daniel G. Keane, as custodian for the account for Victoria M. Keane under the Uniform Gifts to Minors Act	12,500 shares	-

Daniel G. Keane Descendants Trust	406,905 shares	-

Elizabeth R. Keane and Kevin R. Keane, as co-Trustees under the Irrevocable Lifetime Trust Agreement dated as of October 15, 1997	27,500 shares	10,312 shares